Exhibit 99.1

eHealth, Inc. Announces Stock Repurchase Program

MOUNTAIN VIEW, CA, September 10, 2012 — eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families, and small businesses, today announced that its Board of Directors has approved a stock repurchase program authorizing the company to purchase up to $30 million of its common stock.

Gary Lauer, chief executive officer of eHealth, commented, “eHealth continues to generate strong cash flow and maintains a debt free balance sheet with over $122 million in cash and cash equivalents as of June 30, 2012. Based on our outlook for eHealth’s business, we believe that repurchasing our shares is a prudent use of our cash given the current share price, and reflects our continued dedication to creating value for our shareholders. Over the past four years, eHealth has returned $90 million in cash to its shareholders by reducing the company’s outstanding share count by approximately 21% since late 2008, when the first repurchase program was implemented.”

Purchases under the repurchase program may be made in open market or unsolicited negotiated transactions and are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing of purchases and the exact number of shares to be purchased will depend upon market conditions. The repurchase program does not require the company to acquire a specific number of shares, and the repurchase program may be suspended from time to time or discontinued at any time. The cost of the shares that are repurchased will be funded from available working capital. Any shares repurchased under the program will be returned to the status of authorized but unissued shares of common stock.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com. For more health insurance news and information, visit the eHealthInsurance consumer blog: Get Smart — Get Covered.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s intention to repurchase shares of its common stock, the intended timing and method of implementation of the stock repurchase program, the various impacts of the program on the company and the company’s outlook, future performance and financial results. These forward-looking statements speak only as of the date hereof and are based on information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are inherently subject to various risks, uncertainties, and assumptions that are difficult to predict as stock market conditions change and eHealth may determine that its cash is better used for other alternatives. Other risks are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Investor Relations Contact:

Kate Sidorovich, CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

SOURCE: eHealth, Inc.